Exhibit 10.5

Preliminary Property Management Service Agreement

Client: Sichuan Dalu Real Estate Development Co., Ltd.

Trustee: Sichuan Dalu Yinglianhua Property Management Co., Ltd.

According to the operation and management needs of Party A, Party A and Party B reach the following agreement through consultation on the principle of equality and voluntariness:

Article 1 Basic Information of the property management area

Property Name: Mainland Yusha Life Plaza

Property type: Commercial

Location: No. 1, Sanshu Road, Jinjiang District, Chengdu

Building area: 18126.92 m2

Article 2 Matters entrusted

(1) Maintenance of public order Maintain public order, patrol, and manage the parking lot, personnel and vehicle access and fire safety.

(2) Maintenance of public equipment Basic maintenance of public facilities and equipment, strict management of outsourcing special equipment maintenance.

(3) Environmental hygiene Clean and hygienic daily cycle cleaning, public area health cleaning; Afforestation maintenance.

Article 3 Rights and obligations of Party A

(1) Party A shall, in accordance with the provisions of this Agreement, accept the relevant property services provided by Party B such as order maintenance, cleaning, maintenance of common facilities and equipment.

(2) In accordance with the service quality standards, Party A shall have the right to inspect Party B's service quality in the property management area at any time and give opinions, and Party B shall make corrections within the time limit agreed by both parties in writing. If the service quality fails to meet the standard for three consecutive times within a month without objective reasons or customer complaints, Party A will hold Party B responsible.

(3) Party A shall settle the vacant property service fee and parking space management fee to Party B on time in accordance with this Agreement. The leased property shall be collected from the tenant by Party B.

(4) When there are security risks in the property area of Party A that endanger public interests and the legitimate rights and interests of others, Party B shall promptly prepare a plan and report to Party A for maintenance and maintenance to eliminate the hidden dangers. The expenses that are not part of the property services shall be borne by Party A according to relevant regulations.

(5) Party A shall provide support and cooperation to Party B when maintaining the common parts, equipment and facilities of the Property.

(6) For other special services, Party B shall propose a plan as required and implement it after Party A's approval, and the expenses shall be borne by Party A.

(7) Party A shall provide Party B with the following working conditions: property management office, equipment management room and staff dormitory.

Article 4 Rights and obligations of Party B

(1) In accordance with relevant laws, regulations and provisions of this Contract, formulate rules and regulations related to property services within the property area, and independently carry out property management services after obtaining the consent of Party A.

(2) Party B shall, according to Party A's property service requirements, formulate property service standards and implement them after submitting them to Party A for approval.

(3) Comply with various management laws and regulations and contract agreements, manage the property area, provide property management services, and consciously accept the inspection and supervision of Party A.

(4) When Party B provides management services according to rules and regulations, it has the right to request Party A and the property user to cooperate with Party B's management and service activities.

(5) Party B may take necessary measures such as persuasion, prevention and reporting to Party A to stop any violation of property management rules and regulations within the property takeover area.

(6) Upon the termination of this Contract, Party B shall, within the time agreed upon by Party A, transfer the right of property management, withdraw from the property, do a good job in the handover and follow-up work of property services, and hand over to Party A the relevant archives and materials of management and property management without delay. If the property services cannot be delivered in time due to Party B's reasons, Party B shall bear the corresponding responsibilities.

(7) Party A shall keep Party A's trade secrets and shall not provide Party A's information obtained during the service to Party A to any third party.

(8) Party A shall be charged the relevant fees agreed herein according to the provisions hereof.

(9) Party B shall monitor and regularly inspect the fire fighting facilities, special equipment and other key parts in the property area that are prone to safety hazards, formulate safety measures, promptly inform Party A of any safety hazards that endanger public interests and personal safety, and jointly formulate rectification plans with Party A to eliminate hidden dangers in time. Party B shall be responsible for any accident caused by Party B's failure to timely discover safety hazards due to its inadequate work, or failure to inform Party A after finding safety hazards. Party B shall not be held liable for unexpected events or unforeseeable safety accidents that do not arouse Party A's attention or that Party B finds hidden dangers and notifies Party A.

(10) If a major accident occurs due to the quality of building construction, equipment and facilities failing to meet the functional requirements, Party B may assist Party A to claim compensation from the relevant units. Party B shall be responsible for the personal safety accidents caused by Party B's mismanagement or improper operation and shall deal with the aftermath.

Article 5 Property service fee payment standards and methods

(1) The leased property shall be charged according to the agreement between Party B and the lessee:

(2) The property license fee for the unrented or empty house shall be borne by Party A, and the vacancy period shall be 15 yuan/square meter/month, which shall be settled once at the end of each year.

(3) Parking service fee 50 yuan/month, settlement at the end of each year. The property service fees do not include the expenses for general repair, renewal and transformation of the common parts of the house and the common facilities and equipment.

Article 6 Property service fees are mainly used for the following expenses:

(1) Manage the salaries of service personnel, social insurance and welfare fees drawn according to regulations

(2) Daily operation and maintenance costs of the common parts of the property and the common facilities and equipment.

(3) Property management area cleaning costs.

(4) Greening maintenance cost of property management area:

(5) Property management area order maintenance costs

(6) Office expenses and other reasonable expenses.

(7) Depreciation of fixed assets of property management enterprises.

(8) Common parts of the property, common facilities and equipment and public liability insurance costs.

(9) Statutory taxes and fees.

(10) Reasonable profits of property service enterprises.

Article 7 Liability for breach of contract.

(1) If Party A violates the contract, causing Party B's management services to fail to meet the agreed service content and quality standards, Party A shall bear the corresponding responsibilities.

(2) Party B shall not be liable for breach of contract under the following circumstances:

If the property management service is interrupted due to force majeure, the property management service shall be resumed in time after the force majeure factors are eliminated.

② Party B has performed its obligations under the contract, but losses are caused by inherent defects of the property itself or improper maintenance of Party A's aging equipment.

(3) Losses caused by the operation obstacles of water supply, power supply, gas supply, communication, security equipment and other facilities and equipment in the service area not attributable to Party B.

(2) In order to safeguard the vital interests of the public and the enterprise, Party B shall not be liable for any property losses caused by the emergency measures taken by Party B in unforeseen emergency situations, such as gas leakage, electric leakage, fire, water pipe rupture, saving lives, assisting the public security organs in performing tasks, etc.

Article 8 Termination and rescission of the Contract.

(1) Before the expiration of this Contract, if Party A decides not to entrust Party B with management or Party B decides not to renew the contract, it shall notify the other party in writing three months in advance.

(2) If the contract is renewed, both parties shall sign the next phase of the property service contract one month before the expiration of this contract.

(3) Upon termination of this Contract and before the new property management enterprise takes over the property project, Party B may, upon request of Party A, continue to provide property management services to Party A temporarily, and Party A shall continue to settle the corresponding property service fees.

(4) During the execution of the contract, if the contract cannot be performed due to force majeure, both parties shall promptly negotiate in accordance with relevant laws and regulations.

Article 9 The term of this Agreement shall be five years from January 1, 2021 to December 31, 2025.

This Agreement is made in four copies and shall come into force after being signed and sealed by both parties. Each party holds two copies and both copies shall be equally authentic.

Signature and Company Seal of Party A: Sichuan Dalu Real Estate Development Co., Ltd.

Signature and Company Seal of Party B: Sichuan Dalu Yinglianhua Property Management Co., Ltd.

Signature date: January 1, 2021

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